Exhibit (d)(25)

FORM OF

SCHEDULE A

(as of May 18, 2016)

CURRENCY HEDGED FUNDS	ANNUAL FEE AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS*	REAPPROVAL DATE	REAPPROVAL DAY

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	0.65%	February 28, 2017	February 28th

Deutsche X-trackers MSCI EAFE Hedged Equity ETF	0.35%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Brazil Hedged Equity ETF	0.60%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Germany Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Japan Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF	0.60%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Europe Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI South Korea Hedged Equity ETF	0.58%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Mexico Hedged Equity ETF	0.50%	February 28, 2017	February 28th

Deutsche X-trackers MSCI All World ex-US Hedged Equity ETF	0.40%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Eurozone Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers Dow Jones Hedged International Real Estate ETF	0.48%	February 28, 2017	February 28th

Deutsche X-trackers S&P Hedged Global Infrastructure ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI EAFE High Dividend Yield Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF	0.65%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI All World ex US High Dividend Yield Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Australia Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Italy Hedged Equity ETF	0.45%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Spain Hedged Equity ETF	0.45%	February 28, 2017	February 28th

EQUITY FUNDS

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF	0.40%	February 28, 2017	February 28th

Deutsche X-trackers MSCI Latin America Pacific Alliance ETF	0.55%	July 23, 2017	July 23rd

Deutsche X-trackers FTSE Developed ex US Comprehensive Factor ETF	0.35%	February 28, 2017	February 28th

Deutsche X-trackers FTSE Emerging Comprehensive Factor ETF	0.50%	November 4, 2017	November 4th

Deutsche X-trackers Russell 1000 Comprehensive Factor ETF	0.25%	February 28, 2017	February 28th

Deutsche X-trackers Russell 2000 Comprehensive Factor ETF	0.30%	May 18, 2018	May 18th

CHINA FUNDS

Deutsche X-trackers Harvest CSI 300 China A-Shares ETF	0.80%	February 28, 2017	February 28th

Deutsche X-trackers MSCI All China Equity ETF	0.60%	February 28, 2017	February 28th

Deutsche X-trackers Harvest CSI 500 China A-Shares Small Cap ETF	0.80%	February 28, 2017	February 28th

Deutsche X-trackers CSI 300 China A-Shares Hedged Equity ETF	0.85%	February 28, 2017	February 28th

FIXED INCOME FUNDS

Deutsche X-trackers Municipal Infrastructure

Revenue Bond ETF	0.30%	February 28, 2017	February 28th

Deutsche X-trackers Investment Grade Bond - Interest Rate Hedged ETF	0.25%	February 28, 2017	February 28th

Deutsche X-trackers Emerging Markets Bond - Interest Rate Hedged ETF	0.50%	February 28, 2017	February 28th

Deutsche X-trackers High Yield Corporate Bond - Interest Rate Hedged ETF	0.45%	February 28, 2017	February 28th

*Expressed as a percentage of average daily net assets. Out of each Fund’s advisory fee, the Adviser will pay all of the expenses of the Fund, except for the fee payments under this Agreement, payments under the Fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses.